UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                               October 16, 2007
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA		30326

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code                                (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 22, 2007, Novelis Inc. announced that Robert M. Patterson has been appointed Vice President Treasury and Planning and Jeff Schwaneke has been appointed Vice President and Controller. Mr. Patterson was formerly Vice President and Controller and replaces Orville Lunking as Treasurer, who is leaving Novelis to pursue other opportunities.
     Mr. Schwaneke, who has been the Assistant Controller for Novelis since May 2006, worked for SPX Corporation from November 2002 to May 2006, where he served most recently as Segment Controller in addition to a number of other senior finance roles. Prior to that, Mr. Schwaneke worked for Pricewaterhouse Coopers.
     Mr. Schwaneke will receive an annual base salary of $225,000 and an annual short term target bonus percentage of 40% of his base salary. He will receive perquisites customarily provided to our executives.
     Mr. Schwaneke, age 32, is a Certified Public Accountant and earned a Bachelor of Science degree in Accounting from the University of Missouri.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: October 22, 2007	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary